Exhibit 99.1

PhaseBio Announces Pricing of Public Offering of Common Stock
MALVERN, Pa. and SAN DIEGO, March 17, 2021 – PhaseBio Pharmaceuticals, Inc. (Nasdaq: PHAS),  a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for cardiopulmonary diseases, today announced the pricing of an underwritten public offering of 16,000,000 shares of its common stock at a public offering price of $3.50 per share. The gross proceeds to PhaseBio from the offering, before deducting the underwriting discounts and commissions and other estimated offering expenses, are expected to be approximately $56.0 million. In addition, PhaseBio has granted the underwriters a 30-day option to purchase up to an additional 2,400,000 shares of its common stock. All of the shares to be sold in the offering are to be sold by PhaseBio. The offering is expected to close on or about March 22, 2021, subject to customary closing conditions.
Cowen, Stifel and William Blair are acting as joint book-running managers for the offering. Needham & Company is acting as lead manager for the offering.
The proposed offering is being made pursuant to a shelf registration statement, including a base prospectus, filed by PhaseBio that was declared effective by the Securities and Exchange Commission (“SEC”) on January 8, 2020. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. An electronic copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement, when available, and the accompanying prospectus relating to the offering may be obtained by contacting Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attn: Prospectus Department, by telephone at (833) 297-2926, or by email at PostSaleManualRequests@broadridge.com; Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at +1 (415) 364-2720 or by email at syndprospectus@stifel.com; or William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, telephone: 1-800-621-0687, or by email: prospectus@williamblair.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.
Forward-Looking Statements

This release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this news release concerning the Company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements include statements regarding the timing and completion of the proposed public offering. Forward-looking statements are by their nature subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to the risks set forth in the Company’s most recent Annual Report on Form 10-K and other SEC filings that are available through EDGAR at www.sec.gov. Such risks and uncertainties may be amplified by the COVID-19 pandemic and its impact on our business and the global economy. The Company assumes no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Investors

John Sharp
PhaseBio Pharmaceuticals, Inc.
Chief Financial Officer
(610) 981-6506
john.sharp@phasebio.com

Media

Will Zasadny
Canale Communications, Inc.
(619) 961-8848
will.zasadny@canalecomm.com